Exhibit 10.27

NONCOMPETITION AGREEMENT

          THIS NONCOMPETITION AGREEMENT (this “Agreement”) is entered into as of October    , 2004 by and between U-STORE-IT TRUST, a Maryland real estate investment trust (the “Company”), and Barry L. Amsdell (the “Trustee”).

          WHEREAS, the Company and U-Store-It, L.P., a Delaware limited partnership, of which the Company is the general partner (the “Operating Partnership”), are engaging in various related transactions pursuant to which, among other things, the Company will effect an initial public offering of its common shares and contribute the proceeds therefrom for units of partnership interest in the Operating Partnership (the “U-Store-It IPO,” and together with all related transactions, the “U-Store-It IPO Transactions”); and

          WHEREAS, the Company and the Trustee agree that, as part of the U-Store-It IPO Transactions, the Trustee will not engage in competition with the Company and will refrain from taking certain other actions pursuant to the terms and conditions hereof in an effort to protect the Company’s legitimate business interests and goodwill and for other business purposes.

          NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

          1. Noncompetition. The Trustee agrees with the Company that for the longer of (i) the three-year period beginning on the date of this Agreement or (ii) the period during which the Trustee is employed by, or serving as an officer or trustee or director of, the Company, the Operating Partnership or any of their direct or indirect subsidiaries (collectively, the “REIT”), and for one year thereafter (the “Restricted Period”), the Trustee will not, (a) directly or indirectly, engage in any business involving self-storage facility development, construction, acquisition or operation, whether such business is conducted by the Trustee individually or as a principal, partner, member, stockholder, director, trustee, officer, employee or independent contractor of any Person (as defined below) or (b) own any interests in any self-storage facilities, in each case in the United States of America; provided, however, that this Section 1 shall not be deemed to prohibit any of the following: (I) the Trustee’s ownership, development, management, leasing, marketing, sale, transfer or exchange of any of the Trustee’s interests in Rising Tide Development, LLC (or any of the self-storage facilities owned by Rising Tide Development, LLC on the date hereof or subsequently acquired by it as contemplated in the Option Agreement), and (II) the direct or indirect ownership by the Trustee of up to five percent of the outstanding equity interests of any public company. For purposes of this Agreement, “Person” means any individual, firm, corporation, partnership, company, limited liability company, trust, joint venture, association or other entity.

          2. Nonsolicitation. The Trustee agrees with the Company that for the longer of (i) the three-year period beginning on the date of this Agreement or (ii) the period during which the Trustee is employed by, or serving as an officer or trustee or director of, the REIT, and for two years thereafter, such Trustee will not (a) directly or indirectly solicit, induce or encourage any employee or independent contractor to terminate their employment with the REIT or to cease rendering services to the REIT, and the Trustee shall not initiate discussions with any such Person for any such purpose or authorize or knowingly cooperate with the taking of any such actions by any other Person, or (b) hire (on behalf of the Trustee or any other person or entity) any employee or independent contractor who has left the employment or other service of the REIT (or any predecessor thereof) within one year of the termination of such employee’s or independent contractor’s employment or other service with the REIT.

          3. Reasonable and Necessary Restrictions. The Trustee acknowledges that the restrictions, prohibitions and other provisions hereof, including, without limitation, the Restricted Period set forth in Section 2, are reasonable, fair and equitable in terms of duration, scope and geographic area, are necessary to protect the legitimate business interests of the REIT, and are a material inducement to the Company to enter into this Agreement.

          4. Specific Performance. The Trustee acknowledges that the obligations undertaken by such Trustee pursuant to this Agreement are unique and that the Company likely will have no adequate remedy at law if the Trustee shall fail to perform any of such Trustee’s obligations hereunder, and the Trustee therefore confirms that the Company’s right to specific performance of the terms of this Agreement is essential to protect the rights and interests of the Company. Accordingly, in addition to any other remedies that the Company may have at law or in equity, the Company shall have the right to have all obligations, covenants, agreements and other provisions of this Agreement specifically performed by the Trustee, and the Company shall have the right to obtain preliminary and permanent injunctive relief to secure specific performance and to prevent a breach or contemplated breach of this Agreement by the Trustee. Further, the Trustee agrees to indemnify and hold harmless the Company from and against any reasonable costs and expenses incurred by the Company as a result of any breach of this Agreement by such Trustee, and in enforcing and preserving the Company’s rights under this Agreement, including, without limitation, the Company’s reasonable attorneys’ fees. The Trustee hereby acknowledges and agrees that the Company shall not be required to post bond as a condition to obtaining or exercising such remedies, and the Trustee hereby waives any such requirement or condition. If the Trustee is the prevailing party in any action in which the Company seeks to enforce its rights under this Agreement, the Company agrees to indemnify and hold harmless the Trustee from and against any reasonable costs and expenses incurred by the Trustee as a result of such action, including, without limitation, the Trustee’s reasonable attorneys’ fees.

          5. Miscellaneous Provisions.

               5.1 Assignment; Binding Effect. This Agreement may not be assigned by the Trustee, but may be assigned by the Company to any successor to its business and will inure to the benefit of and be binding upon any such successor. Subject to the foregoing provisions restricting assignment, all covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors, assigns, heirs, and personal representatives.

               5.2 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the matters set forth herein and supersedes and renders of no force and effect all prior oral or written agreements, commitments and understandings among the parties with respect to the matters set forth herein. This Section 5.2 shall not be used to limit or restrict the rights or remedies, whether express or implied, of any noncompetition or nonsolicitation policies of the REIT applicable to the Trustee.

               5.3 Amendment. Except as otherwise expressly provided in this Agreement, no amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by each of the parties hereto.

               5.4 Waivers. No waiver by a party hereto shall be effective unless made in a written instrument duly executed by the party against whom such waiver is sought to be enforced, and only to the extent set forth in such instrument. Neither the waiver by either of the parties hereto of a breach or a default under any of the provisions of this Agreement, nor the failure of either of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, rights or privileges hereunder.

               5.5 Severability. If fulfillment of any provision of this Agreement, at the time such fulfillment shall be due, shall transcend the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provision contained in this Agreement operates or would operate to invalidate this Agreement, in whole or in part, then such clause or provision only shall be held ineffective, as though not herein contained, and the remainder of this Agreement shall remain operative and in full force and effect. Notwithstanding the foregoing, in the event that the restrictions against engaging in competitive activity contained in this Agreement shall be determined by any court of competent jurisdiction to be unenforceable by reason of their extending for too great a period of time or over too great a geographical area or by reason of their being too extensive or unreasonable in any other respect, the Agreement shall be interpreted to extend only over the maximum period of time for which it may be enforceable and over the maximum geographical area as to which it may be enforceable and to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action and the court may limit the application of any other provision or covenant, or modify any such term, provision or covenant and proceed to enforce this Agreement as so limited or modified. To the extent necessary, the parties shall revise the Agreement and enter into an appropriate amendment to the extent necessary to implement any of the foregoing.

               5.6 Governing Law; Jurisdiction. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Ohio, but not including the choice-of-law rules thereof.

               5.7 Headings. Section and subsection headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

               5.8 Trustee’s Acknowledgement. The Trustee acknowledges (i) that he has had the opportunity to consult with independent counsel of his own choice concerning this Agreement, and (ii) that he has read and understands this Agreement, is fully aware of its legal effect, and has entered into it freely based on his own judgment.

               5.9 Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been delivered (i) when physically received by personal delivery (which shall include the confirmed receipt of a telecopied facsimile transmission), or (ii) three business days after being deposited in the United States certified or registered mail, return receipt requested, postage prepaid or (iii) one business day after being deposited with a nationally known commercial courier service providing next day delivery service (such as Federal Express), to the following addresses:

(i)	if to the Trustee, to the address set forth in the records of the Company; and

(ii)	if to the Company, U-Store-It Trust 6745 Engle Road Suite 300 Middleburg Heights, OH 44130 Attn: Steven G. Osgood Telecopy No.: (440) 234-8776

               5.10 Execution in Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signature of or on behalf of each party appears on each counterpart, but it shall be sufficient that the signature of or on behalf of each party appears on one or more of the counterparts. All counterparts shall collectively constitute a single agreement.

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          IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Agreement, or caused this Agreement to be duly executed on its behalf, as of the date first set forth above.

THE TRUSTEE:

Barry L. Amsdell

THE COMPANY:

U-STORE-IT TRUST

By:

Name:

Title: